Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (Nos. 333-268396, 333-264326, 333-273589, 333-275721, 333-276898, 333-386957, 333-290454, and 333-291124) and Form S8 (Nos. 333-291123, 333-281560, 333-279566, 333-275720, 333-258896, 333-239213, 333-230139, 333-223535, 333-216492, 333-202709, 333-194634, 333-187206, 333-237195, 333-209998, 333-180334, and 333-172409) of Talphera, Inc. of our report dated March 23, 2026, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/ BPM LLP

Walnut Creek, California

March 23, 2026